                                                                      EXHIBIT 99







FOR IMMEDIATE RELEASE


INVESTOR AND MEDIA CONTACTS:

Anthony S. Cleberg                  Colleen T. Bauman
Chief Financial Officer             Investor Relations
(248) 340-9090                      (248) 340-7731


CHAMPION ENTERPRISES, INC.
APPROVES
SENIOR NOTE OFFERING

         Auburn Hills, Mich., April 3, 2002---Champion Enterprises, Inc. (NYSE:
CHB) TODAY ANNOUNCED THAT THE BOARD OF DIRECTORS HAS APPROVED AN OFFERING BY CHAMPION HOME BUILDERS CO., A WHOLLY-OWNED SUBSIDIARY, OF $150 MILLION OF SENIOR NOTES DUE 2007. THE NET PROCEEDS OF THE OFFERING WILL BE USED TO FUND THE COMPANY'S RECENT ENTRY INTO CONSUMER FINANCING, TO REPAY A PORTION OF ITS DEBT, AND FOR GENERAL CORPORATE PURPOSES. THE COMPANY EXPECTS THE SENIOR NOTES TO BE PRIVATELY PLACED TO A GROUP OF INSTITUTIONAL INVESTORS IN ACCORDANCE WITH RULE 144A AND REGULATION S UNDER THE SECURITIES ACT OF 1933. THE SENIOR NOTES BEING OFFERED HAVE NOT BEEN REGISTERED AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES ABSENT REGISTRATION OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.


                                    * * * * *